Exhibit 10

                              EMPLOYMENT AGREEMENT

Agreement dated August 29, 2003, between ADZONE RESEARCH, INC. (hereinafter the "company") and John A. Cardona (hereinafter the "employee")

     The company employees the employee, and the employee agrees to be employed, Following terms and conditions:

     EMPLOYMENT - Employment continues as outlined effective today, August 29,2003 and will end on August 31, 2004 (Employment Period)

     SALARY - The Company shall pay Employee a salary plus stock of (see exhibit
     A) per year, payable as a weekly payroll check.

     POSITION - The Company hires the Employee as Sales Manager

     OTHER AGREEMENTS - Medical and Dental insurance is fully paid for the employee by the Company during the employment period. Company shall reimburse or pay for reasonable company vehicle expenses including lease or purchase payments, gas, tolls and repairs.

     LEGAL REPRESENTATION - AdZone Interactive agrees to defend employee against any and all legal claims and litigation. In addition AdZone Interactive further agrees to pay all expenses arising from any and all litigation, including but not limited to attorney's fee's legal fee's, misc. expenses. Legal representation for John A. Cardona will continue beyond the term of this contract and will continue for the remainder of John A. Cardona's life.

     SETTLEMENT BY ARBITRATION - Any claim or controversy that arises out of or relates to this agreement, will be settled by arbitration. If any provision of this agreement is held invalid, the other provisions of this agreement will remain in effect. ORAL MODIFICATIONS ARE NOT BINDING. THIS AGREEMENT SUPERSEDES ALL PREVIOUS EMPLOYMENT AND OTHER AGREEMENTS BETWEEN JOHN A. CARDONA AND ADZONE RESEARCH.

     EFFECT OF PRIOR AGREEMENTS - This agreement supersedes any prior agreement between AdZone Interactive and John A. Cardona. The company assumes all outstanding unpaid back salary liability under previous contracts with AdZone Interactive, Inc.

                                        ADZONE RESEARCH, INC
                                        Company Name


                                        ------------------------------
                                        Authorized Signature


                                        ------------------------------
                                        Employee Signature

                              Employment Agreement
                                    EXHIBIT A

Position:         Sales Manager

Effective Date:   August 29, 2003

Base Salary:      2003     $161,000 annual
                  2004     $208,000 annual

Bonuses:          Quarterly Qualitative Bonus of $ 15,000
                  2nd Year, Year end Qualitative Bonus of $25,000
                  Profitability Bonus, if the company reaches annual profitability employee will receive a $100,000 bonus plus 250,000 shares in stock..

                  Employee  shall  receive an annual  bonus as follows;
                  .5% of the previous  years  revenues plus
                  3.5% of the previous years profits plus
                  3.75% of the first $3 Million in growth in market capitalization of the companies public stock for the previous year. Plus
                  1.75% of the amount over $3 Million in growth in market capitalization of the companies public stock for the previous year.

Stock: The employee shall be granted stock options for 1,000,000 shares of stock at .10 per share exercisable for 5 years from the date of this contract.

                  In the event of early termination from this contract for any reason, John A. Cardona shall receive a lump sum of 3 years annual salary at the rate in the year in which termination occurred.


Additional Incentives: John Cardona will receive 10% of all sales he is involved with.


                                           ADZONE RESEARCH, INC.
                                           Company Name


                                           ----------------------------
                                           Authorized Signature


                                           ----------------------------
                                           Employee Signature